Exhibit 99.1

News Release

U.S. Bancorp announces $5 billion common stock repurchase program, increase to quarterly common stock dividend

MINNEAPOLIS (September 12, 2024) — The Board of Directors of U.S. Bancorp (NYSE: USB) has authorized a share repurchase program for up to $5 billion of the company’s outstanding common stock beginning September 13, 2024. The company intends to begin repurchasing shares by early 2025.

It also declared a regular quarterly dividend of $0.50 per common share, payable October 15, 2024, to stockholders of record at the close of business on September 30, 2024. This is an increase of 2 percent over the prior quarter. At this quarterly dividend rate, the annual dividend is equivalent to $2.00 per common share.

U.S. Bancorp will utilize the share repurchase program at its discretion as it continues to monitor the economic environment while growing capital and remaining in compliance with regulatory requirements. The stock may be repurchased in the open market or in privately negotiated transactions. The company will adjust its capital distributions as conditions warrant. Any additional capital distributions, including dividends, are subject to the approval of the company’s Board of Directors.

The repurchase program does not obligate the company to purchase a particular amount of outstanding common stock, and there is no guarantee as to how many shares will be repurchased by the company.

This share repurchase program replaces the program approved by the Board on December 21, 2020.

The Board of Directors also declared the following:

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A regular quarterly dividend of $1,682.317 per share (equivalent to $16.823170 per depositary share) on the Series A Non-Cumulative Perpetual Preferred Stock of U.S. Bancorp, payable October 15, 2024, to stockholders of record at the close of business on September 30, 2024.

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A regular quarterly dividend of $393.746 per share (equivalent to $0.393746 per depositary share) on the Series B Non-Cumulative Perpetual Preferred Stock of U.S. Bancorp, payable October 15, 2024, to stockholders of record at the close of business on September 30, 2024.

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A regular semi-annual dividend of $662.500 per share (equivalent to $26.500000 per depositary share) on the Series J Non-Cumulative Perpetual Preferred Stock of U.S. Bancorp, payable October 15, 2024, to stockholders of record at the close of business on September 30, 2024.

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A regular quarterly dividend of $343.750 per share (equivalent to $0.343750 per depositary share) on the Series K Non-Cumulative Perpetual Preferred Stock of U.S. Bancorp, payable October 15, 2024, to stockholders of record at the close of business on September 30, 2024.

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A regular quarterly dividend of $234.375 per share (equivalent to $0.234375 per depositary share) on the Series L Non-Cumulative Perpetual Preferred Stock of U.S. Bancorp, payable October 15, 2024, to stockholders of record at the close of business on September 30, 2024.

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A regular quarterly dividend of $250.000 per share (equivalent to $0.250000 per depositary share) on the Series M Non-Cumulative Perpetual Preferred Stock of U.S. Bancorp, payable October 15, 2024, to stockholders of record at the close of business on September 30, 2024.

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A regular quarterly dividend of $231.250 per share (equivalent to $9.250000 per depositary share) on the Series N Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock of U.S. Bancorp, payable October 15, 2024, to stockholders of record at the close of business on September 30, 2024.

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A regular quarterly dividend of $281.250 per share (equivalent to $0.281250 per depositary share) on the Series O Non-Cumulative Perpetual Preferred Stock of U.S. Bancorp, payable October 15, 2024, to stockholders of record at the close of business on September 30, 2024.

Forward-Looking Statements

This press release contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. These forward-looking statements cover, among other things, U.S. Bancorp’s capital action plans. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “projects,” “forecasts,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.”

Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those set forth in forward-looking statements, including the risks and uncertainties more fully discussed in the section entitled “Risk Factors” of U.S. Bancorp’s Form 10-K for the year ended December 31, 2023, and subsequent filings with the Securities and Exchange Commission. The actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends.

Factors other than these risks also could adversely affect U.S. Bancorp’s results, and the reader should not consider these risks to be a complete set of all potential risks or uncertainties. Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date hereof, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events.

About U.S. Bancorp

U.S. Bancorp, with more than 70,000 employees and $680 billion in assets as of June 30, 2024, is the parent company of U.S. Bank National Association. Headquartered in Minneapolis, the company serves millions of customers locally, nationally and globally through a diversified mix of businesses including consumer banking, business banking, commercial banking, institutional banking, payments and wealth management. U.S. Bancorp has been recognized for its approach to digital innovation, community partnerships and customer service, including being named one of the 2024 World’s Most Ethical Companies and Fortune’s most admired superregional bank. Learn more at usbank.com/about.

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Investor contact: George Andersen, Director of Investor Relations, U.S. Bancorp Investor Relations george.andersen@usbank.com

Media contact: Jeff Shelman, U.S. Bancorp Public Affairs and Communications jeffrey.shelman@usbank.com

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